                        INTERNATIONAL HOUSE OF PANCAKES
                        -------------------------------

                         EMPLOYEE STOCK OWNERSHIP PLAN
                         -----------------------------

                  As Amended and Restated as of July 12, 1991
                  -------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

SECTION                                                                     PAGE
-------                                                                     ----
1.  Nature of the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
    ------------------

2.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    -----------

3.  Eligibility and Participation . . . . . . . . . . . . . . . . . . . . . .  6
    -----------------------------

4.  Employer Contributions . . . . . . . . . . . . . . . . . . . . . . . . .   8
    ----------------------

5.  Investment of Trust Assets . . . . . . . . . . . . . . . . . . . . . . .   9
    --------------------------

6.  Allocations to Participants' Accounts .. . . . . . . . . . . . . . . . .  10
    -------------------------------------

7.  Allocation Limitation .. . . . . . . . . . . . . . . . . . . . . . . . .  12
    ---------------------

8.  Voting IHOP Stock .. . . . . . . . . . . . . . . . . . . . . . . . . . .  13
    -----------------

9.  Disclosure to Participants .. . . . . . . . . . . . . . . . . . . . . .   14
    --------------------------

10. Vesting and Forfeitures .. . . . . . . . . . . . . . . . . . . . . . . .  16
    -----------------------

11. Credited Service and Break in Service .. . . . . . . . . . . . . . . . .  17
    -------------------------------------

12. When Capital Accumulation Will Be Distributed .. . . . . . . . . . . . .  18
    ---------------------------------------------

13. In-Service Distributions .. . . . . . . . . . . . . . . . . . . . . . .   19
    ------------------------

14. How Capital Accumulation Will be Distributed .. . . . . . . . . . . . .   21
    --------------------------------------------

15. Leveraging Provisions .. . . . . . . . . . . .. . . . . . . . . . . . .   23
    ---------------------

16. No Assignment of Benefits .. . . . . . . .  . . . . . . . . . . . . . .   28
    -------------------------

17. Administration .. . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
    --------------

18. Claims Procedure .. . . . . . . . . . . . . . . . . . . . . . . . . . .   33
    ----------------

19. Limitation on Participants' Rights  . . . . . . . . . . . . . . . . . .   34
    ----------------------------------

20. Future of the Plan .. . . . . . . . . . . . . . . . . . . . . . . . . .   34
    ------------------

21. "Top-Heavy" Contingency Provisions .. . . . . . . . . . . . . . . . . .   36
    ----------------------------------

22. Governing Law .. . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
    -------------

23. Execution .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
    ---------

                        INTERNATIONAL HOUSE OF PANCAKES
                        -------------------------------

                         EMPLOYEE STOCK OWNERSHIP PLAN
                         -----------------------------



Section 1.  Nature of the Plan.
            ------------------

     The purpose of this Plan is to enable participating Employees to share in the growth and prosperity of IHOP Corp. ("IHOP") and to provide Participants with an opportunity to accumulate capital for their future economic security. The primary purpose of the Plan is to enable Participants to acquire stock ownership interests in IHOP. Therefore, the Plan is designed to invest primarily in IHOP Stock.

     The Plan, originally adopted effective as of May 7, 1987, is hereby amended and restated, in connection with the initial public offering of IHOP Stock, effective as of July 12, 1991. The Plan is a stock bonus plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and is also an employee stock ownership plan under Section 4975(e) (7) of the Code.

     All Trust Assets held under the Plan will be administered, distributed, forfeited and otherwise governed by the provisions of this Plan and the related Trust Agreement. The Plan is administered by an Administrative Committee for the exclusive benefit of Participants (and their Beneficiaries).


Section 2.  Definitions.
            -----------

     In this Plan, whenever the context so indicates, the singular or plural number and the masculine, feminine or neuter gender shall be deemed to include the other, the terms "he," "his" and "him" shall refer to a Participant, and the capitalized terms shall have the following meanings:


Account...................      One of two accounts maintained to record the
                                interest of a Participant under the Plan. See
                                Section 6.

Allocation Date...........      The Sunday closest to December 31st of each year
                                (the last day of each Plan Year).

Approved Absence..........      A leave of absence (without pay) granted to an
                                Employee by IHOP under its established leave policy. See Section 3(c).

Beneficiary...............      The person (or persons) entitled to receive any
                                benefit under the Plan in the event of a Participant's death. See Section 14(b).

Board of Directors........      The Board of Directors of IHOP Corp.

Break in Service..........      A period of time commencing with the date on
                                which an Employee's Service terminates and ending on the date he resumes Service. See
                                Section 11(b).

Capital Accumulation......      A Participant's vested, nonforfeitable interest
                                in his Accounts under the Plan. Each
                                Participant's Capital Accumulation shall be determined in accordance with the provisions of
                                Section 10 and distributed as provided in Sections 12, 13 and 14.

Code.......................     The Internal Revenue Code of 1986, as amended.

Committee..................     The Administrative Committee appointed by the
                                Board of Directors to administer the Plan. See
                                Section 17.

Compensation...............     The compensation of a Participant received from
                                IHOP during the
                                calendar year ending on or about the end of the Plan Year, as reported on the Participant's Wage and Tax Statement (Form W-2), including amounts paid in cash as salary, wages, bonuses, overtime pay, tips and taxable fringe benefits, but excluding any amount in excess of $222,220 (as adjusted after 1991 for increases in the cost of living pursuant to Section 401(a)(17) of the
                                Code). For purposes of applying this $222,220 limit, the Compensation of a 5% owner or of a Highly Compensated Employee who is one of the ten most highly compensated Highly Compensated
                                Employees shall be aggregated with the
                                Compensation of his spouse and his lineal descendants who are under age 19.

Credited Service............    The elapsed period of an Employee's Service,
                                excluding Service prior to January 1, 1987. See
                                Section 11(a).

Disability..................    The incapability of an Employee to perform his
                                duties as an Employee as a result of a medically determinable physical or mental impairment that may be expected to result in death or to be of long, continued duration, determined by the Committee based upon the opinion of a physician approved by the Committee. The decision of the Committee made in good faith shall be final.

Employee....................    Any common-law employee of IHOP. A leased
                                employee, as described in Section 414(n) of the Code, is not an Employee for purposes of this Plan.

Employer Contributions......    Payments made to the Trust by IHOP. See Section
                                4.

ERISA.......................    The Employee Retirement Income Security Act of
                                1974, as amended.

Fair Market Value...........    The fair market value of IHOP Stock, determined
                                by the Committee by reference to prevailing market prices on the National Association of Securities
                                Dealers Automated Quotation System, National
                                Market System; provided, that, if IHOP Stock is traded on a national securities exchange which is registered under Section 6 of the Securities
                                Exchange Act of 1934, fair market value shall be determined by reference to prevailing market prices on such exchange.

Forfeiture..................    A Participant's Accounts which do not become his
                                Capital Accumulation and which are forfeited under Section 10(b).

Highly Compensated
Employee....................    An Employee who (1) is a 5% owner, (2) has
                                Compensation in excess of $90,803, (3) has Compensation in excess of $60,535 and is in the top-paid 20% group of Employees, or (4) is an officer of IHOP and has Compensation in excess of 50% of the dollar amount in effect under
                                Section 415(b)(1)(A) of the Code for the Plan
                                Year, as determined in accordance with Section
                                414(q) of the Code. The $90,803 and $60,535
                                amounts shall be adjusted after 1991 for increases in the cost of living pursuant to
                                Section 414(q)(1) of the Code.

Hour of Service.............    Each hour of Service for which an Employee is
                                credited under the Plan, as described in Section
                                3(d).

IHOP........................    IHOP Corp., a Delaware corporation, and
                                International House of Pancakes, Inc., a
                                Delaware corporation which is a wholly-owned subsidiary of IHOP Corp.

IHOP Stock..................    Shares of Common Stock, par value $.01 per
                                share, issued by IHOP Corp.

IHOP Stock Account..........    The Account which reflects each Participant's
                                interest in IHOP Stock held under the Plan. See
                                Section 6.

Other Investments
Account.....................    The Account which reflects each Participant's
                                interest under the Plan attributable to Trust
                                Assets other than IHOP Stock. See Section 6.

Participant.................    Any Employee or former Employee who has met the
                                applicable eligibility requirements of Section
                                3(a) and who has not yet received a complete distribution of his Capital Accumulation.

Plan........................    The International House of Pancakes Employee
                                Stock Ownership Plan, which includes this Plan and the Trust Agreement.

Plan Year...................    The 52- or 53-week period ending on each
                                Allocation Date (and coinciding with each fiscal year of IHOP), which period shall also be the "limitation year" for purposes of Section 415 of the Code.

Retirement..................    Termination of Service after attaining age 65.

Service.....................    Employment with IHOP.

Statutory Compensation......    The total remuneration paid to an Employee by
                                IHOP during the Plan Year for personal services rendered, excluding employer contributions to a plan of deferred compensation, amounts realized in connection with stock options and amounts which receive special tax benefits.

Statutory Dollar Amount.....    For any Plan Year, $30,000, as may be increased
                                pursuant to Section 415(c)(1)(A) of the Code.

Trust.......................    The International House of Pancakes Employee
                                Stock Ownership Trust, maintained pursuant to the Trust Agreement entered into between IHOP
                                Corp. and the Trustee.

Trust Agreement.............    The Agreement between IHOP and the Trustee
                                specifying the duties of the Trustee.

Trust Assets................    The IHOP Stock (and other assets) held in the
                                Trust for the benefit of Participants. See
                                Section 5.

Trustee.....................    The Trustee (and any successor Trustee)
                                appointed by the Board of Directors to hold the Trust Assets.


Section 3.  Eligibility and Participation.
            -----------------------------

      (a) Each Participant on July 12, 1991, shall continue as a Participant in the Plan. Each other Employee shall become a Participant in the Plan on the first Entry Date coinciding with or next following the date on which he has completed one full year of Service (in which he is credited with at least 1000 Hours of Service). For purposes of this Section 3(a), Entry Date shall mean the first day of each Plan Year and the date six months after the first day of each Plan Year. For this purpose, the eligibility computation period for determining the one year of Service shall initially be the period of 12 consecutive months beginning on the Employee's initial date of Service and thereafter shall be the period of 12 consecutive months beginning on each anniversary of his initial date of Service.

     An Employee whose terms of Service are covered by a collective bargaining agreement shall not be eligible to participate in the Plan unless the terms of such agreement specifically provide for coverage under the Plan.

      (b) A Participant is entitled to share in the allocations of Employer Contributions and Forfeitures under Section 6(a) for each Plan Year in which he is credited with more than 500 Hours of Service (regardless of whether he is an Employee on the

Allocation Date). A Participant is also entitled to share in the allocations of Employer Contributions and Forfeitures for the Plan Year of his Retirement, Disability or death.

      (c) A former Participant who is reemployed by IHOP shall become a Participant as of the date of his reemployment if he is then in the class of Employees eligible to participate in the Plan. An Employee who is on an Approved Absence shall not become a Participant until the end of his Approved Absence, but a Participant who is on an Approved Absence shall continue as a Participant during the period of his Approved Absence.

      (d) Hours of Service - For purposes of determining the Hours of Service to
          ----------------
be credited to an Employee under the Plan, the following rules shall be applied:


          (1) Hours of Service shall include each hour of Service for which an Employee is paid (or entitled to payment) for the performance of duties; each hour of Service for which an Employee is paid (or entitled to payment) for a period during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or paid leave of absence; and each additional hour of Service for which back pay is either awarded or agreed to (irrespective of mitigation of damages); provided, however, that not more than 501 Hours of Service shall be credited for a single continuous period during which an Employee does not perform any duties.

          (2) The crediting of Hours of Service shall be determined in accordance with the rules set forth in paragraphs (b) and (c) of
               Section 2530.200b-2 of the regulations prescribed by the Department of Labor, which rules shall be consistently applied with respect to all Employees within the same job classification.

          (3) Hours of Service shall not be credited to an Employee for a period during which no duties are performed if payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws, and Hours of Service shall not be credited on account of any payment made or due an Employee solely in reimbursement of medical or medically-related expenses.


Section 4.  Employer Contributions.
            ----------------------

      (a) Employer Contributions shall be paid to the Trustee for each Plan Year in such amounts (or under such formula) as may be determined by the Board of Directors; provided, however, that Employer Contributions shall not be made for any Plan Year in amounts which can be allocated to no Participant's Accounts by reason of the allocation limitation described in Section 7 or in amounts which are not deductible under Section 404(a) of the Code.

      (b) Employer Contributions for each Plan Year shall be paid to the Trustee not later than the due date (including extensions) for filing IHOP's Federal income tax return for the Plan Year. Employer Contributions may be paid in cash and/or in shares of IHOP Stock, as determined by the Board of Directors.

      (c) Any Employer Contributions which are not deductible under Section 404(a) of the Code may be returned to IHOP by the Trustee (upon the direction of IHOP) within one year after the deduction is disallowed or after it is determined that the deduction is not available. In the event that Employer Contributions are paid to the Trust by reason of a mistake of fact, such Employer Contributions may be returned to IHOP by the Trustee

(upon the direction of IHOP) within one year after the payment to the Trust.

      (d) No Participant shall be required or permitted to make contributions to the Trust.


Section 5.  Investment of Trust Assets.
            --------------------------

      (a) In General - Trust Assets will be invested by the Trustee primarily
          ----------
(or exclusively) in IHOP Stock in accordance with directions from the Committee. Employer Contributions (and other Trust Assets) may be used to acquire shares of IHOP Stock from any IHOP stockholder (through open-market purchases or privately-negotiated transactions) or from IHOP. The Trustee may also invest Trust Assets in such other prudent investments as the Committee deems to be desirable for the Trust, or Trust Assets may be held temporarily in cash. All purchases of IHOP Stock by the Trustee shall be made only as directed by the Committee and only at prices which do not exceed Fair Market Value. The Committee may direct the Trustee to invest and hold up to 100% of the Trust Assets in IHOP Stock.

      (b) Sales of IHOP Stock - Subject to the approval of the Board of
          -------------------
Directors, the Committee may direct the Trustee to sell shares of IHOP Stock to any person (including IHOP); provided that any such sale must be made at a price not less than Fair Market Value as of the date of the sale; provided, further that any such sale shall comply with all applicable Federal and state securities laws. Any decision by the Committee to direct the Trustee to sell IHOP Stock under this Section 5(b) or under

Section 15(c) must comply with the fiduciary duties applicable under Section 404(a)(l) of ERISA. Any sale of IHOP Stock pursuant to a tender or exchange offer shall be subject to the provisions of Section 8(b).


Section 6.  Allocations to Participants' Accounts.
            -------------------------------------

     An IHOP Stock Account and an Other Investments Account shall be maintained to reflect the interest of each Participant under the Plan.

     IHOP Stock Account - The IHOP Stock Account maintained for each Participant
     ------------------
will be credited annually with his allocable share of IHOP Stock (including fractional shares) purchased and paid for by the Trust or contributed in kind to the Trust as an Employer Contribution, with any Forfeitures from IHOP Stock Accounts and with any stock dividends on IHOP Stock allocated to his IHOP Stock Account.

     Other Investments Account - The Other Investments Account maintained for
     -------------------------
each Participant will be credited annually with his allocable share of Employer Contributions that are not in the form of IHOP Stock, with any Forfeitures from Other Investments Accounts, with any cash dividends on IHOP Stock allocated to his IHOP Stock Account (other than currently distributed dividends) and any net income (or loss) of the Trust. Such Account will be debited for the Participant's share of any cash payments made by the Trustee for the acquisition of IHOP Stock.

     The allocations to Participants' Accounts for each Plan Year will be made as follows:

      (a) Employer Contributions and Forfeitures - Employer Contributions under
          --------------------------------------
Section 4(a) and Forfeitures under Section 10(b) for each Plan Year will be allocated as of the Allocation Date among the Accounts of Participants so entitled under Section 3(b) in the ratio that the Compensation of each such Participant bears to the total Compensation of all such Participants, subject to the allocation limitation described in Section 7.

      (b) Net Income (or Loss) of the Trust - The net income (or loss) of the
          ---------------------------------
Trust for each Plan Year will be determined as of the Allocation Date. Prior to the allocation of Employer Contributions and Forfeitures for the Plan Year, each Participant's share of any net income (or loss) will be allocated to his Other Investments Account in the ratio that the total balance of both his Accounts on the preceding Allocation Date (reduced by any distribution of Capital Accumulation from such Account during the Plan Year) bears to the sum of such Account balances for all Participants as of that date. The net income (or loss) of the Trust includes the increase (or decrease) in the fair market value of Trust Assets (other than IHOP Stock), interest income, dividends and other income and gains (or losses) attributable to Trust Assets (other than any dividends on allocated IHOP Stock) since the preceding Allocation Date, reduced by any expenses charged to the Trust Assets for that Plan Year.

      (c) Dividends on IHOP Stock - Any cash dividends received on shares of
          -----------------------
IHOP Stock allocated to Participants' IHOP Stock Accounts will be allocated to the respective Other Investments

Accounts of such Participants. Any cash dividends received on unallocated shares of IHOP Stock shall be included in the computation of the net income (or loss) of the Trust. Any stock dividends received on IHOP Stock shall be credited to the Accounts to which such IHOP Stock was allocated. Any cash dividends which are currently distributed to Participants (or their Beneficiaries) under Section 13(a) shall not be credited to their Other Investments Accounts.

     (d) Accounting for Allocations - The Committee shall establish accounting
         --------------------------
procedures for the purpose of making the allocations to Participants' Accounts provided for in this Section 6. The Committee shall maintain adequate records of the aggregate cost basis of IHOP Stock allocated to each Participant's IHOP Stock Account. From time to time, the Committee may modify the accounting procedures for the purposes of achieving equitable and nondiscriminatory allocations among the Accounts of Participants in accordance with the general concepts of the Plan, the provisions of this Section 6 and the requirements of the Code and ERISA.


Section 7.  Allocation Limitation.
            ---------------------

     The Annual Additions for each Plan Year with respect to any Participant may not exceed the lesser of:

          (1)  25% of his Statutory Compensation; or

          (2)  the Statutory Dollar Amount.

For this purpose, "Annual Additions" shall be the total of the Employer Contributions and Forfeitures (including any income attributable to Forfeitures) allocated to the Accounts of a Participant for the Plan Year. In determining such Annual Additions, Forfeitures of IHOP Stock shall be included at the Fair Market Value as of the Allocation Date.

     Any Forfeitures which can be allocated to no Participant's Accounts by reason of this limitation shall be credited to a "Forfeiture Suspense Account" and allocated as Forfeitures under Section 6(a) for the next succeeding Plan Year (prior to the allocation of Employer Contributions for such succeeding Plan
Year).


Section 8.  Voting IHOP Stock; Tender Offers.
            --------------------------------

     (a) Voting Rights - All IHOP Stock in the Trust shall be voted by the
         -------------
Trustee only as directed in accordance with the provisions of this Section 8(a). Each Participant (or Beneficiary) will be entitled to instruct the Trustee as to the manner in which shares of IHOP Stock then allocated to his IHOP Stock Account are to be voted. Each Participant (or Beneficiary) shall be provided with the proxy statement and other materials provided to IHOP's stockholders in connection with each stockholder meeting, together with a form upon which confidential voting instructions may be given to the Trustee. The Trustee shall not disclose the voting instructions of any individual Participant (or Beneficiary) to IHOP or the Committee. Any allocated shares of IHOP Stock with respect to which voting instructions are not received from Participants (or Beneficiaries) and any shares of IHOP Stock which are not then allocated to Participants' Accounts shall be voted by the Trustee in the same proportions as the shares with respect to which instructions are received from Participants (or Beneficiaries).

     (b) Tender Offer - In the event that there should be a tender or exchange
         ------------
offer for IHOP Stock, the response to such an offer with respect to shares held in the Trust shall be determined as provided in this Section 8(b). Each Participant (or Beneficiary) will be entitled to instruct the Trustee as to the manner in which to respond to any such offer with respect to shares of IHOP Stock then allocated to his IHOP Stock Account, as well as a proportionate number of any shares of IHOP Stock which are not then allocated to Participants' IHOP Stock Accounts. Each Participant (or Beneficiary) shall be provided with the tender or exchange offer materials provided to IHOP's stockholders in connection with the tender or exchange offer, together with a form upon which confidential instructions relating to the tender or exchange offer may be given to the Trustee. The Trustee shall not disclose the instructions of any individual Participant (or Beneficiary) to IHOP or the Committee. Any shares of IHOP Stock with respect to which Participants (or Beneficiaries) do not provide instructions will not be tendered.


Section 9.  Disclosure to Participants.
            --------------------------

     (a) Summary Plan Description - Each Participant shall be furnished with the
         ------------------------
summary plan description of the Plan required by Sections 102(a)(l) and 104(b)(1) of ERISA. Such summary plan description shall be updated from time to time as required under ERISA and Department of Labor regulations thereunder.

     (b) Summary Annual Report - Within nine months after each Allocation Date,
         ---------------------
each Participant shall be furnished with the summary annual report of the Plan required by Section 104(b) (3) of ERISA, in the form prescribed in regulations of the Department of Labor.

     (c) Annual Statement - Following each Allocation Date, each Participant
         ----------------
shall be furnished with a statement reflecting the following information:


          (1) The balances (if any) in his Accounts as of the beginning of the Plan Year.

          (2) The amount of Employer Contributions and Forfeitures allocated to his Accounts for that Plan Year.

          (3) The adjustments to his Accounts to reflect his share of dividends (if any) on IHOP Stock and any net income (or loss) of the Trust for that Plan Year.

          (4) The new balances in his Accounts, including the number of shares of IHOP Stock allocated to his IHOP Stock Account and the Fair Market Value as of that Allocation Date.

          (5) His number of years of Credited Service and his vested percentage in his Account balances (under Sections 10 and 11) as of that Allocation Date.


      (d) Additional Disclosure - IHOP shall make available for examination by
          ---------------------
any Participant copies of the Plan, the Trust Agreement and the latest annual report of the Plan filed (on Form 5500) with the Internal Revenue Service. Upon written request of any Participant, IHOP shall furnish copies of such documents and may make a reasonable charge to cover the cost of furnishing such copies, as provided in regulations of the Department of Labor.


Section 10.  Vesting and Forfeitures.
             -----------------------

     (a) Vesting - A Participant's interest in his Accounts shall become 100%
         -------
vested and nonforfeitable if he (1) is employed by IHOP on or after his 65th birthday, (2) incurs a Disability while employed by IHOP, (3) dies while employed by IHOP, or (4) completes five years of Credited Service (after 1986).

     (b) Forfeitures - If a Participant is not vested in the final balances in
         -----------
his Accounts, his Account balances will become a Forfeiture upon his termination of Service. All Forfeitures will be reallocated to the Accounts of remaining Participants, as provided in Section 6(a), as of the Allocation Date coinciding with or next following a Participant's termination of Service.

     (c) Restoration of Forfeited Amounts - If a Participant is reemployed prior
         --------------------------------
to the occurrence of a five-consecutive-year Break in Service, the balance of his Accounts (attributable to the prior period of Service) that was forfeited shall be restored as if there had been no Forfeiture. Such restoration shall be made out of Forfeitures occurring in the Plan Year of reemployment (prior to allocation under Section 6(a)). To the extent such Forfeitures are not sufficient, IHOP shall make a special contribution to the Participant's restored Accounts. Any amount so restored to a Participant shall not constitute an Annual Addition under Section 7.

Section 11.  Credited Service and Break in Service.
             -------------------------------------

     (a) General Rule - An Employee's Credited Service shall include each period
         ------------
of his Service, computed (in full years and days) from the date he is first credited with an Hour of Service until the date on which his Service terminates; provided, however, that Credited Service shall not include Service with IHOP prior to January 1, 1987. An Employee's Credited Service shall be determined by aggregating all the periods required to be taken into account under this Section
11. A Break in Service that does not exceed one year and the first year of an Approved Absence shall be included in an Employee's Credited Service.

     (b) Break in Service - A one-year Break in Service shall occur one year
         ----------------
after the date of an Employee's termination of Service. A five-year Break in Service shall occur five years after the date of an Employee's termination of Service. A Break in Service shall end in the event of an Employee's reemployment. For purposes of determining the period of an Employee's Break in Service, the period of a maternity/paternity absence (beginning after January 1, 1985) not exceeding one year, described in Section 411(a)(6)(E)(i) of the Code, shall not be treated as a Break in Service. An Approval Absence shall not be a Break in Service.

     (c) Reemployment - If a former Employee is reemployed after a one-year
         ------------
Break in Service, his Credited Service will include his Credited Service accumulated prior to the Break in Service after he completes one year of Credited Service following reemployment. In the case of an Employee who is reemployed after a five-year Break in Service and who has not attained a vested interest under the Plan, Service prior to the Break in Service shall not be included in determining his Credited Service.


Section 12.  When Capital Accumulation Will Be Distributed.
             ---------------------------------------------

     (a) Except as otherwise provided in Sections 12(c) and 13, a Participant's Capital Accumulation will be distributed following his termination of Service, but only at the time and in the manner determined by the Committee. If the value of a Participant's Capital Accumulation exceeds $3,500, or exceeded that amount at the time of a prior distribution, no portion of his Capital Accumulation may be distributed to him before he attains age 65 without his written consent.

     (b) In the event of a Participant's Retirement, Disability or death, distribution of his Capital Accumulation shall be made in a lump sum no later than the Allocation Date of the Plan Year following the Plan Year in which his Retirement, Disability or death occurs. If a Participant's Service terminates for any other reason, distribution of his Capital Accumulation shall be made in a lump sum no later than the Allocation Date of the sixth Plan Year following the Plan Year in which his Service terminates (unless he is reemployed by IHOP).

     (c) Unless the Committee permits a Participant to elect otherwise, distribution of his Capital Accumulation shall commence not later than 60 days after the Allocation Date coinciding with or next following his 65th birthday (or his termination of Service, if later). The distribution of the Capital Accumulation of any Participant who attains age 70 1/2 in a calendar year must commence not later than April 1st of the next calendar year (even if he has not terminated Service) and must be made in accordance with the regulations under
Section 401(a)(9) of the Code, including Section 1.401(a)(9)-2. If the amount of a Participant's Capital Accumulation cannot be determined (by the Committee) by the date on which a distribution is to commence, or if the Participant cannot be located, distribution of his Capital Accumulation shall commence within 60 days after the date on which his Capital Accumulation can be determined or after the date on which the Committee locates the Participant.

     (d) If any part of a Participant's Capital Accumulation is retained in the Trust after his Service ends, his Accounts will continue to be treated as described in Section 6. However, except as otherwise provided in Section 3(b), such Accounts shall not be credited with any additional Employer Contributions and Forfeitures. If a Participant whose Capital Accumulation exceeds $3,500 fails to consent to a distribution before he attains age 65, his entire Capital Accumulation may be segregated and invested in assets other than IHOP Stock (as determined by the Committee).


Section 13.  In-Service Distributions.
             ------------------------

     (a) Cash Dividends - If so determined by the Board of Directors, any cash
         --------------
dividends payable on IHOP Stock allocated to the IHOP Stock Accounts of Participants may be paid currently (or within 90 days after the end of the Plan Year in which the dividends are paid to the Trust) in cash by the Trustee to such

Participants (or their Beneficiaries) on a nondiscriminatory basis, or IHOP may pay such dividends directly to the Participants (or Beneficiaries). Such distribution (if any) of cash dividends may be limited to Participants who are vested and/or who are still Employees, or may be applicable to cash dividends on shares allocated to all Participants' IHOP Stock Accounts.

     (b) Diversification Withdrawals - Effective as of January 1, 1997, a
         ---------------------------
Participant who has attained age 55 and completed at least ten years of participation in the Plan shall be notified of his right to elect to receive a distribution of a portion of the balance in his IHOP Stock Account, as provided in Section 401(a)(28)(B) of the Code. An election must be made on the prescribed form and filed with the Committee within the 90-day period immediately following the Allocation Date of a Plan Year in the Election Period. For purposes of this
Section 13(b), the "Election Period" means the period of six consecutive Plan Years beginning with the Plan Year in which the Participant first becomes eligible to make an election.

     For each of the first five Plan Years in the Election Period, the Participant may elect to receive a distribution of up to 25% of the number of shares of IHOP Stock allocated to his IHOP Stock Account since the inception of the Plan, less the number of shares (if any) which have previously been distributed under this Section 13(b). In the case of the sixth Plan Year in the Election Period, the Participant may elect to receive a distribution of up to 50% of the number of shares of IHOP Stock allocated to his IHOP Stock Account since the inception of the

Plan, less the number of shares (if any) which have previously been distributed under this Section 13(b). No election shall be permitted if the balance in a Participant's IHOP Stock Account as of the Allocation Date of the first Plan Year in the Election Period has a Fair Market Value of $500 or less, unless and until the balance in his IHOP Stock Account as of a subsequent Allocation Date in the Election Period exceeds $500. Any distribution of IHOP Stock under this
Section 13(b) shall be made only from shares which have been allocated to the electing Participant's IHOP Stock Account for more than six months.

     Any distribution of IHOP Stock under this Section 13(b) shall occur within 90 days after the 90-day period in which the election may be made and shall be subject to the provisions of Section 14(c).


Section 14.  How Capital Accumulation Will Be Distributed.
             --------------------------------------------

     (a) The Trustee will make distributions from the Trust only as directed by the Committee. Distribution of a Participant's Capital Accumulation will be made in whole shares of IHOP Stock, cash or a combination of both, as determined by the Committee; provided, however, that the Committee shall notify the Participant of his right to demand distribution of his Capital Accumulation entirely in whole shares of IHOP Stock (with only the value of any fractional share paid in cash). Shares of IHOP Stock distributed by the Trustee shall be readily tradable on an established securities market.

(b) Distribution of a Participant's Capital Accumulation will be made to the Participant if living, and if not, to his Beneficiary. In the event of a Participant's death, his Beneficiary shall be his surviving spouse, or if none, his estate. A Participant (with the written consent of his spouse, if any, acknowledging the effect of the consent and witnessed by a notary public) may designate a different Beneficiary or Beneficiaries from time to time by filing a written designation with the Committee. A Participant may also designate a contingent Beneficiary by filing a written designation with the Committee. A deceased Participant's entire Capital Accumulation shall be distributed to his Beneficiary within five years after his death, except to the extent that distribution has previously commenced in accordance with Section 12(b) (2).

     (c) IHOP shall furnish the recipient of a distribution with the tax consequences explanation required by Section 402(f) of the Code and shall comply with the withholding requirements of Section 3405 of the Code and of any applicable state law with respect to distributions from the Trust (other than any dividend distributions under Section 13(a)).

     (d) Shares of IHOP Stock held or distributed by the Trustee may include such legend restrictions on transferability as IHOP may reasonably require in order to assure compliance with applicable Federal and state securities law. No shares of IHOP Stock held or distributed by the Trustee may be subject to a put, call or other option, or buy-sell or similar arrangement. The provisions of this
Section 14(d) shall continue to be applicable to IHOP Stock held by the Trustee even if the Plan ceases to be an employee stock ownership plan under Section 4975(e)(7) of the Code.


Section 15.  Leveraging Provisions.
             ---------------------

     (a) The Plan is designed to be available as a technique of corporate finance to IHOP. Accordingly, it may be used to receive loans or other extensions of credit ("Acquisition Loans") to finance the acquisition of IHOP Stock ("Financed Shares"), with such loans to be repaid by Employer Contributions to the Trust and dividends received on Financed Shares. The provisions of this Section 15 shall become applicable if the Plan incurs an Acquisition Loan.

     (b) Acquisition Loans - The Committee may direct the Trustee to incur
         -----------------
Acquisition Loans from time to time to finance the acquisition of Financed Shares or to repay a prior Acquisition Loan. An installment obligation incurred in connection with the purchase of IHOP Stock shall be treated as an Acquisition Loan, and all indebtedness incurred to acquire IHOP Stock in a single transaction shall be treated as one Acquisition Loan. An Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest and shall not be payable on demand except in the event of default. An Acquisition Loan may be secured by a pledge of the Financed Shares so acquired (or acquired with the proceeds of a prior Acquisition Loan which is being refinanced) . No other Trust Assets may be pledged as collateral for an Acquisition Loan, and no lender shall have recourse against Trust Assets other than any Financed Shares remaining subject to pledge. Any pledge of Financed Shares must provide for the release of the shares so pledged as payments on the Acquisition Loan are made by the Trustee and such Financed Shares are allocated to Participants' IHOP Stock Accounts under Section 15(d). If the lender is a party in interest (as defined in ERISA), the Acquisition Loan must provide for a transfer of Trust Assets to the lender on default only upon and to the extent of the failure of the Trust to meet the payment schedule of the Acquisition Loan.

     (c) Acquisition Loan Payments - Payments of principal and/or interest on
         -------------------------
any Acquisition Loan shall be made by the Trustee (as directed by the Committee) only from Employer Contributions paid in cash to enable the Trust to repay such Acquisition Loan, from earnings attributable to such Employer Contributions and from any cash dividends received by the Trust on the Financed Shares (whether allocated or unallocated) purchased with the proceeds of such Acquisition Loan; and the payments made with respect to an Acquisition Loan for a Plan Year must not exceed the sum of such Employer Contributions, earnings and dividends for that Plan Year (and prior Plan Years), less the amount of such payments for prior Plan Years. If IHOP is the lender with respect to an Acquisition Loan, Employer Contributions may be paid in the form of cancellation of indebtedness under the Acquisition Loan. If IHOP is not the lender with respect to an Acquisition Loan, IHOP may elect to make payments on the Acquisition Loan directly to the lender and to treat such payments as Employer Contributions.

     Notwithstanding the other provisions of this Section 15(c), the Committee may direct the Trustee to apply the proceeds from the sale of unallocated Financed Shares to repay the Acquisition Loan (incurred to finance the purchase of such Financed Shares) in the event of the sale of IHOP or the termination of the Plan or if the Plan ceases to be an employee stock ownership plan under
Section 4975(e)(7) of the Code. If the Trustee is unable to make payments of principal and/or interest on an Acquisition Loan when due, the Committee may direct the Trustee either to sell (with the approval of the Board of Directors) any Financed Shares that have not yet been allocated to Participants' IHOP Stock Accounts or to obtain a new Acquisition Loan in an amount sufficient to make such payments.

     (d) Allocation of Financed Shares - Any Financed Shares acquired by the
         -----------------------------
Trust shall initially be credited to a "Loan Suspense Account" and will be allocated to the IHOP Stock Accounts of Participants only as payments on the Acquisition Loan are made by the Trustee. The number of Financed Shares to be released from the Loan Suspense Account for allocation to Participants' IHOP Stock Accounts for each Plan Year shall be determined by the Committee (as of each Allocation Date) as follows:

          (1) Principal/Interest Method - The number of Financed Shares held in
              -------------------------
the Loan Suspense Account immediately before the release for the current Plan Year shall be multiplied by a frac-tion. The numerator of the fraction shall be the amount of principal and/or interest paid on the Acquisition Loan for that Plan Year. The denominator of the fraction shall be the sum of the numerator plus the total payments of principal and interest on that Acquisition Loan projected to be paid for all future Plan Years. For this purpose, the interest to be paid in future years is to be computed by using the interest rate in effect as of the current Allocation Date.

          (2) Principal Only Method - The Committee may elect (as to each
              ---------------------
Acquisition Loan) or the provisions of the Acquisition Loan may provide for the release of Financed Shares from the Loan Suspense Account based solely on the ratio that the payments of principal for each Plan Year bear to the total principal amount of the Acquisition Loan. This method may be used only to the extent that: (A) the Acquisition Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years; (B) interest included in any payment on the Acquisition Loan is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and (C) the entire duration of the Acquisition Loan repayment period does not exceed ten years, even in the event of a renewal, extension or refinancing of the Acquisition Loan.

     In each Plan Year in which Trust Assets are applied to make payments on an Acquisition Loan, the Financed Shares released from the Loan Suspense Account in accordance with the provisions of this Section 15(d) shall be allocated among the IHOP Stock

Accounts of Participants in the manner determined by the Committee based upon the source of funds (Employer Contributions, earnings attributable to such Employer Contributions and cash dividends on Financed Shares allocated to Participants' IHOP Stock Accounts or cash dividends on Financed Shares credited to the Loan Suspense Account) used to make the payments on the Acquisition Loan. If cash dividends on Financed Shares allocated to a Participant's IHOP Stock Account are used to make payments on an Acquisition Loan, Financed Shares (representing that portion of such payments and whose Fair Market Value is at least equal to the amount of such dividends) released from the Loan Suspense Account shall be allocated to that Participant's IHOP Stock Account.

     (e) Net Income (or Loss) and Dividends - The determination of the net
         ----------------------------------
income (or loss) of the Trust shall not take into account any interest paid by the Trust under an Acquisition Loan. Any cash dividends received on any Financed Shares credited to the Loan Suspense Account shall be included in the computation of the net income (or loss) of the Trust. Any stock dividends received on IHOP Stock in the Loan Suspense Account shall be credited to the Loan Suspense Account. The Committee shall keep separate records of Financed Shares and of Employer Contributions (and any earnings thereon) made for the purpose of enabling the Trust to repay any Acquisition Loan.

      (f) Allocation Limitation - Any Employer Contributions which are used by
          ---------------------
the Trust (not later than the due date, including extensions, for filing IHOP's Federal income tax return for that Plan Year) to pay interest on an Acquisition Loan, and any Financed Shares which are allocated as Forfeitures, shall not be included as Annual Additions under Section 7; provided, however, that the provisions of this
Section 15(f) shall be applicable for any Plan Year only if not more than one-third of the Employer Contributions applied to pay principal and/or interest on an Acquisition Loan are allocated to Participants who are Highly Compensated Employees; and the Committee shall reallocate such Employer Contributions to the extent needed to satisfy this special rule.

      (g) Distributions - For purposes of Section 12(b) and except as otherwise
          -------------
provided in Section 12(c), if a Participant's Capital Accumulation includes Financed Shares, the Committee may elect to defer the distribution of that portion of his Capital Accumulation attributable to such Financed Shares until the Allocation Date of the Plan Year in which the Acquisition Loan (incurred to acquire such Financed Shares) has been fully repaid.


Section 16.  No Assignment of Benefits.
             -------------------------

     A Participant's Capital Accumulation may not be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process, except in accordance with a "qualified domestic relations order" (as defined in Section 414(p) of the Code).

Section 17.  Administration.
             --------------

      (a) Administrative Committee - The Plan will be administered by an
          ------------------------
Administrative Committee composed of one or more individuals appointed by the Board of Directors to serve at its pleasure and without compensation. The members of the Committee shall be the named fiduciaries with authority to control and manage the operation and administration of the Plan. Members of the Committee need not be Employees or Participants. Any Committee member may resign by giving notice, in writing, to the Board of Directors.

     (b) Committee Action - Committee action will be by vote of a majority of
         ----------------
the members at a meeting or in writing without a meeting. A Committee member who is a Participant shall not vote on any question relating specifically to himself.

     The Committee shall choose from its members a Chairman and a Secretary. The Chairman or the Secretary of the Committee shall be authorized to execute any certificate or other written direction on behalf of the Committee. The Secretary shall keep a record of the Committee's proceedings and of all dates, records and documents pertaining to the administration of the Plan.

     (c) Powers and Duties of the Committee - The Committee shall have all
         ----------------------------------
powers necessary to enable it to administer the Plan and the Trust Agreement in accordance with their provisions, including without limitation the following:

          (1) resolving all questions relating to the eligibility of Employees to become Participants;

          (2) determining the appropriate allocations to Participants' Accounts pursuant to Sections 6 and 15;

          (3) determining the amount of benefits payable to a Participant (or Beneficiary), and the time and manner in which such benefits are to be paid;

          (4) authorizing and directing all disbursements of Trust Assets by the Trustee;

          (5) establishing procedures in accordance with Section 414(p) of the Code to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders;

          (6) engaging any administrative, legal, accounting, clerical or other services that it may deem appropriate;

          (7) construing and interpreting the Plan and the Trust Agreement and adopting rules for administration of the Plan that are consistent with the terms of the Plan documents and of ERISA and the Code;

          (8) compiling and maintaining all records it determines to be necessary, appropriate or convenient in connection with the administration of the Plan;

          (9) reviewing the performance of the Trustee with respect to the Trustee's administrative duties, responsibilities and obligations under the Plan and Trust Agreement; and

          (10) executing agreements and other documents on behalf of the Plan and Trust.


     The Committee shall be responsible for directing the Trustee as to the investment of Trust Assets. The Committee may delegate to the Trustee the responsibility for investing Trust Assets other than IHOP Stock. The Committee shall establish a funding policy and method for directing the Trustee to acquire IHOP Stock (and for otherwise investing the Trust Assets) in a manner that is consistent with the objectives of the Plan and the requirements of ERISA.

     The Committee shall perform its duties under the Plan and the Trust Agreement solely in the interests of the Participants

(and their Beneficiaries) . Any discretion granted to the Committee under any of the provisions of the Plan or the Trust Agreement shall be exercised only in accordance with rules and policies established by the Committee which shall be applicable on a nondiscriminatory basis.

      (d) Expenses - All reasonable expenses of administering the Plan and Trust
          --------
shall be charged to and paid out of the Trust Assets. IHOP may, however, pay all or any portion of such expenses directly, and payment of expenses by IHOP shall not be deemed to be Employer Contributions.

     (e) Information to be Submitted to the Committee - To enable the Committee
         --------------------------------------------
to perform its functions, IHOP shall supply full and timely information to the Committee on all matters as the Committee may require, and shall maintain such other records as the Committee may determine are necessary or appropriate in order to determine the benefits due or which may become due to Participants (or Beneficiaries) under the Plan.

     (f) Delegation of Fiduciary Responsibility - The Committee from time to
         --------------------------------------
time may allocate to one or more of its members and/or may delegate to any other persons or organizations any of its rights, powers, duties and responsibilities with respect to the operation and administration of the Plan that are permitted to be so delegated under ERISA; provided, however, that responsibility for investment of the Trust Assets may not be allocated or delegated other than as provided in Section 17(c). Any such allocation or delegation shall be made in writing, shall be reviewed periodically by the Committee and shall be terminable upon such notice as the Committee in its discretion deems reasonable and proper under the circumstances.

      (g) Bonding, Insurance and Indemnity - To the extent required under
          --------------------------------
Section 412 of ERISA, IHOP shall secure fidelity bonding for the fiduciaries of the Plan.

     IHOP (in its discretion) or the Trustee (as directed by the Committee) may obtain a policy or policies of insurance for the Committee (and other fiduciaries of the Plan) to cover liability or loss occurring by reason of the act or omission of a fiduciary. If such insurance is purchased with Trust Assets, the policy must permit recourse by the insurer against the fiduciary in the case of a breach of a fiduciary obligation by such fiduciary. IHOP hereby indemnifies each member of the Committee (to the extent permitted by law) against any personal liability or expense resulting from his service on the Committee, except such liability or expense as may result from his own willful misconduct.

     (h) Notices, Statements and Reports - IHOP Corp. shall be the "Plan
         -------------------------------
Administrator" (as defined in Section 3(16)(A) of ERISA and Section 414(g) of the Code) for purposes of the reporting and disclosure requirements of ERISA and the Code. The Committee shall assist IHOP Corp., as requested, in complying with such reporting and disclosure requirements. The Committee shall be the designated agent of the Plan for the service of legal process.

Section 18.  Claims Procedure.
             ----------------

     A Participant (or Beneficiary) who does not receive a distribution of benefits to which he believes he is entitled may present a claim to the Committee. The claim for benefits must be in writing and addressed to the Committee or to IHOP. If the claim for benefits is denied, the Committee shall notify the Participant (or Beneficiary) in writing within 90 days after the Committee initially received the benefit claim. Any notice of a denial of benefits shall advise the Participant (or Beneficiary) of the basis for the denial, any additional material or information necessary for the Participant (or Beneficiary) to perfect his claim and the steps which the Participant (or Beneficiary) must take to have his claim for benefits reviewed.

     Each Participant (or Beneficiary) whose claim for benefits has been denied may file a written request for a review of his claim by the Committee. The request for review must be filed by the Participant (or Beneficiary) within 60 days after he receives the written notice denying his claim. The decision of the Committee will be made within 60 days after receipt of a request for review and shall be communicated in writing to the claimant. Such written notice shall set forth the basis for the Committee's decision. If there are special circumstances (such as the need to hold a hearing) which require an extension of time for completing the review, the Committee's decision shall be rendered not later than 120 days after receipt of a request for review.

Section 19.  Limitation on Participants' Rights.
             ----------------------------------

     A Participant's Capital Accumulation will be based solely upon his vested interest in his Accounts and will be paid only from the Trust Assets. IHOP, the Committee and the Trustee shall have no duty or liability to furnish the Trust with any funds, securities or other assets, except as expressly provided in the Plan.

     The adoption and maintenance of the Plan shall not be deemed to constitute a contract of employment or otherwise between IHOP and any Employee, or to be a consideration for, or an inducement or condition of, any employment. Nothing contained in this Plan shall be deemed to give an Employee the right to be retained in the Service of IHOP or to interfere with the right of IHOP to discharge, with or without cause, any Employee at any time.


Section 20.  Future of the Plan.
             ------------------

     IHOP reserves the right to amend or terminate the Plan (in whole or in part) and the Trust Agreement at any time, by action of the Board of Directors; provided, however, that the provisions of the Plan relating to the allocation of IHOP Stock to the Accounts of Participants may not be amended more than once every six months (other than as may be required to comply with changes in the Code, ERISA or the rules thereunder). Neither amendment nor termination of the Plan shall retroactively reduce the vested rights of Participants or permit any part of the Trust Assets to be diverted to or used for any purpose other than for the exclusive benefit of the Participants (and their Beneficiaries).

     IHOP specifically reserves the right to amend the Plan and the Trust Agreement retroactively in order to satisfy any applicable requirements of the Code and ERISA.

     If the Plan is terminated (or partially terminated), participation of Participants affected by the termination will end. If Employer Contributions are not replaced by contributions to a comparable plan which satisfies the requirements of Section 401(a) of the Code, the Accounts of only those Participants who are Employees on the effective date of the termination will become nonforfeitable as of that date. A complete discontinuance of Employer Contributions shall be deemed to be a termination of the Plan for this purpose. The Capital Accumulations of those Participants whose Service terminated prior to the effective date of Plan termination will continue to be determined pursuant to Section 10(a); and, to the extent that such Participants are not vested, the balances in their Accounts will become Forfeitures to be reallocated as of the effective date of Plan termination.

     After termination of the Plan, the Trust will be maintained until the Capital Accumulations of all Participants have been distributed. Capital Accumulations may be distributed following termination of the Plan or distributions may be deferred as provided in Section 12, as IHOP shall determine. In the event that IHOP Stock is sold in connection with the termination of the Plan or the amendment of the Plan to become a qualified employee plan that is not a stock bonus plan, all Capital Accumulations will be distributed in cash.

     In the event of the merger or consolidation of this Plan with another plan, or the transfer of Trust Assets (or liabilities) to another plan, the Account balances of each Participant immediately after such merger, consolidation or transfer must be at least as great as immediately before such merger, consolidation or transfer (as if the Plan had then terminated).


Section 21.  "Top-Heavy" Contingency Provisions.
              ---------------------------------

     (a) The provisions of this Section 21 are included in the Plan pursuant to
Section 401(a)(10)(B)(ii) of the Code and shall become applicable only if the Plan becomes a "top-heavy plan" under Section 416(g) of the Code for any Plan Year.

     (b) The determination as to whether the Plan becomes "top-heavy" for any Plan Year shall be made as of the Allocation Date of the immediately preceding Plan Year. The Plan shall be "top-heavy" only if the total Account balances for "key employees" as of the determination date exceeds 60% of the total Account balances for all Participants. For such purpose, Account balances shall be computed and adjusted pursuant to Section 416(g) of the Code. "Key employees" shall be certain Participants (who are officers or stockholders of IHOP) and Beneficiaries described in Section 416(i)(1) or (5) of the Code.

     In determining whether the Plan is "top-heavy," the Plan shall be aggregated with any other qualified plan (including terminated plans) maintained by IHOP in which a key employee participates in the Plan Year containing the relevant Allocation Date, or any of the four preceding Plan Years, and each other qualified plan maintained by IHOP which, during this period, enables any plan in which a key employee participates to meet the requirements of Section 401(a) (4) or 410 of the Code.

      (c) For any Plan Year in which the Plan is "top-heavy," each Participant who is an Employee on the Allocation Date (and who is not a "key employee") shall receive a minimum allocation of Employer Contributions and Forfeitures which is equal to the lesser of:

          (1)  3% of his Statutory Compensation; or

          (2) the same percentage of his Statutory Compensation as the allocation to the "key employee" for whom the percentage is the highest for that Plan Year.

      (d) As of the first day of any Plan Year in which the Plan has become "top-heavy," the five-year vesting provision in Section 10 (a) (4) shall be applied (with respect to any Employee who is credited with at least one Hour of Service after the Plan has become "top-heavy") by providing for vesting after three years of Credited Service.

     If the Plan ceases to be "top-heavy," the Capital Accumulation of a Participant who, at that time, has less than three years of Service shall thereafter be determined under the five-year vesting provision of Section 10 (a)
(4), instead of the three-year vesting provision in this Section 21(d). If the Plan ceases to be "top-heavy," the Capital Accumulation of a Participant who, at that time, has three or more years of Service shall continue to be determined under the three-year vesting provision of this Section 21(d).

Section 22.  Governing Law.
             -------------

     The provisions of this Plan and the Trust Agreement shall be construed, administered and enforced in accordance with the laws of the State of Delaware, to the extent such laws are not superseded by ERISA.


Section 23.  Execution.
             ---------

     To record the amendment and restatement of the Plan, IHOP has caused this document to be executed on this 12th day of December, 1991.

                                       IHOP CORP.


                                       By /s/ Richard K. Herzer
                                          ---------------------------
                                          Richard K. Herzer
                                          President



                                       By /s/ Larry Alan Kay
                                          ---------------------------
                                          Larry Alan Kay
                                          Executive Vice-President



                                       INTERNATIONAL HOUSE OF PANCAKES, INC.


                                       By /s/ Richard K. Herzer
                                          ---------------------------
                                          Richard K. Herzer
                                          President



                                       By /s/ Larry Alan Kay
                                          ---------------------------
                                          Larry Alan Kay
                                          Executive Vice-President